U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):

January 29, 2002

AIRTRAX, INC.

(Name of Small Business Issuer in its charter)

New Jersey                                                    0-25791                              22-3506376

(State of                                                       (Commission                         (I.R.S. Employer

Incorporation)                                                File Number)                        I.D. Number)

870B Central Avenue, Hammonton, New Jersey             08037

(Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number: 609-567-7800.

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Item 5. Other Events and Regulation FD Disclosure.

On January 29, 2002, the Registrant issued a press release which is attached as Exhibit 20.2 hereto.

Item 7. Exhibits.

    Exhibit Number                Description

        20.2                  Press release of January 29, 2002

Pursuant to the requirements of the Securities Exchange Act of

1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

                                       February 1, 2002

/s/ Peter Amico

Peter Amico

President

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EXHIBIT 20.2

Exhibit 20.2

Tuesday January 29, 10:39 am Eastern Time

Press Release

SOURCE: Airtrax, Inc.

Airtrax: Assembly Agreement With TMF Inc.

HAMMONTON, N.J., Jan. 29, 2002 (PRIMEZONE) -- Airtrax Inc. (OTCBB: AITX) announced today that it entered into an agreement in principle with TMF Inc., Canada, to assemble the ATX-Series Omni Directional forklifts at TMF's plant in New Brunswick. TMF intends to fabricate and assemble the unique ATX-Series in a 132,000-square-foot facility.

According to the agreement, TMF Inc. will pay Airtrax approximately $500,000 for existing inventory and as an investment in Company securities. TMF will complete upgrades to their facility to support assembly operations.

Airtrax CEO, Peter Amico, said, ``TMF Inc. will assemble the ATX-Series for North American sales. We expect assembly to commence in as little as 90 days. Airtrax has approximately 50 dealers throughout North America having more than 200 locations. Dealer agreements require the purchase of at least one forklift per territory to ensure exclusivity. The ATX-3000 sells for approximately $37,950. Airtrax believes dealer sales will reach or exceed the 500-unit goal for the 12-month period beginning when the first units are shipped.

``Besides the fact the ATX-Series forklift can travel in any direction at the operator's will, it's the most modern electrical vehicle in the world,'' Amico said. ``It uses all AC motors, and has no floor pedals, gear shifts, motor brushes or brake pedals. We're excited to show the user everything we don't have, because what we don't have can't break. This forklift will save the user huge maintenance dollars, space and time.''

TMF and its affiliates currently manufacture complex multi-purpose vehicles including the Snow Groomer 4000 through 5000 series. ``They provide Airtrax with unequaled quality and reliability for our production vehicles and customer satisfaction,'' said Amico.

TMF, an established New Brunswick firm, has its roots in snow grooming and multi-purpose tracked vehicles for several industry sectors including oil and gas, forestry and utilities. Donald Gauvin, TMF President said, ``The new Airtrax Omni-directional forklift will have a dramatic effect on warehouse and material handling operations. It has the potential to recover vast amounts of floor space now devoted to aisles or used as turnarounds. With the Canadian dollar at its all-time lowest level, consumers will find this product very inexpensive.''

A free video showing the ATX-Series forklift can be seen on the Company website or be obtained by contacting Peter Amico at PO 1237, Hammonton, NJ 08037-1237; Phone 877-AIRTRAX; 609-567-7895 Fax.

This document contains forward-looking statements that are subject to risks and uncertainties. For such statements Airtrax claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act. The Company intends that such statements about the Company's future expectations including future revenues and earnings and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company's actual results may differ materially from expected results. Readers should refer to the Company reports filed with the Securities and Exchange Commission, which includes its Form 10-KSB for the period ended December 31, 2001, for a discussion of risks and uncertainties regarding the Company and its business.

Contact:

         Airtrax, Hammonton

         Peter Amico

         877-AIRTRAX

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